                                                                    EXHIBIT 99.1

                                                           For Immediate Release
                                                           ---------------------

Valley Media Hires New Chief Executive Officer


Woodland, CA - April 3rd, 2001 - Valley Media, Inc. (Nasdaq: VMIX), a recognized leader in the full-line distribution of music and video entertainment products, today announced the hiring of Peter R. Berger as Chief Executive Officer.

Mr. Berger has many years of experience in guiding companies, most recently serving as Managing Director of Ventana Ventures, a venture debt and equity recapitalization firm focusing on distressed technology companies. Previously, he served as Vice Chairman and CEO of Edentalstore, Inc., a leading e-commerce company. His wide range of experience includes company repositionings and turnarounds, brand creation and extension, and financial restructuring.

Barney Cohen, Valley's Founder and Chairman of the Board, who will continue in his role of providing vision and strategic direction for the company, said "Peter brings a wealth of experience which will be of great value to our management team."

"Valley Media has tremendous capabilities and opportunities," Mr. Berger said. "I'm excited to be working for a company with an outstanding reputation and a great group of employees."

Valley Media is a distributor of music, video and DVD product offering Full-line Distribution, Independent Distribution, and New Media fulfillment services for e-commerce, in addition to publications and proprietary database products. Valley Media operates facilities in seven states with primary distribution facilities in Louisville, KY, and Woodland, CA, where its corporate headquarters are located. Additional information about Valley Media is available at www.valley-media.com.
--------------------

This press release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "will," "expects," "anticipates," "plans," or "intends" and by other descriptions of future circumstances or conditions. Actual results may differ materially from those projected in these forward-looking statements. More information about factors that could negatively affect Valley Media's financial performance and the value of its common stock is contained in Valley Media's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Readers of the 10-K should pay particular attention to the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Factors Affecting Operating Results."

Contact: Valley Media, Inc.
---------------------------


     James P. Miller, President and Chief Operating Officer
     e-mail: jpm@valley-media.com
             --------------------
     ph: 530.661.6600

     Donald E. Rose, Vice President of Finance
     e-mail:der@valley-media.com
            --------------------
     ph: 530.661.6600

                                       2